UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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Five Star Bancorp
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 30, 2026

Dear Shareholder:
You are cordially invited to attend the 2026 annual meeting of shareholders (the “annual meeting”) of Five Star Bancorp (“we,” “us,” or the “Company”). The annual meeting will be held in person at The Sutter Club, 1220 9th Street, Sacramento, California 95814 on May 21, 2026 at 3:30 p.m. Pacific Time.
Matters to be Voted On
The notice of the annual meeting is enclosed with this letter. The following important documents related to the annual meeting and your ownership of common stock of the Company are available at http://www.edocumentview.com/FSBC:
•Proxy statement
•Proxy card (action required – please complete and return using the instructions on the proxy card)
•Annual Report on Form 10-K for the year ended December 31, 2025
At the annual meeting, shareholders will be asked to vote on the following two proposals, each of which is outlined in the Company’s proxy statement:
1.To elect 10 director nominees to the Company’s board of directors; and
2.To ratify the appointment of Baker Tilly US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
The board of directors unanimously recommends a vote “FOR” each of the 10 director nominees and “FOR” the ratification of the appointment of Baker Tilly US LLP as the Company’s independent registered public accounting firm for fiscal year 2026.
It is important that your shares be represented at the annual meeting whether you plan to attend or not. You can vote your shares online, via telephone, or by completing and returning the proxy card in the enclosed return envelope if the proxy materials were mailed to you. Voting instructions are printed on your proxy card. If you vote online or via telephone, please be prepared to provide the control number from the Notice of Internet Availability of Proxy Materials or proxy card. Please indicate on the proxy card your vote on the matters presented, and sign, date, and return the proxy card using the instructions on the proxy card. If you attend the annual meeting and wish to vote in person, your proxy will be withdrawn at that time.
*****
I sincerely appreciate your support and look forward to seeing you at the annual meeting.
Sincerely,

James E. Beckwith
President and Chief Executive Officer

FIVE STAR BANCORP
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO THE SHAREHOLDERS OF FIVE STAR BANCORP:
NOTICE IS HEREBY GIVEN that, pursuant to the call of its board of directors, the 2026 annual meeting of shareholders (the “annual meeting”) of Five Star Bancorp (“we,” “us” or the “Company”) will be held in person at The Sutter Club, 1220 9th Street, Sacramento, California 95814 on May 21, 2026 at 3:30 p.m. Pacific Time, for the purpose of considering and voting upon the following matters:
1.Election of Directors: To elect 10 director nominees to the board of directors of the Company to serve until the next annual meeting and until their successors are elected and qualified. The persons nominated by the board of directors to serve as directors are:

Larry E. Allbaugh	David F. Nickum
James E. Beckwith	Robert T. Perry-Smith
Shannon Deary-Bell	Kevin F. Ramos
Warren P. Kashiwagi	Randall E. Reynoso
Donna L. Lucas	Judson T. Riggs
2.Auditor: To ratify the appointment of Baker Tilly US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
3.Other Business: To transact such other business as may properly come before the meeting or any adjournments thereof.
The board of directors has fixed the close of business on March 27, 2026 as the record date for determination of shareholders entitled to notice of, and to vote at, the 2026 annual meeting. A complete list of such shareholders (which includes a list of shareholders’ names, addresses, and shareholdings) is available for inspection at the Company’s executive office during normal business hours. Our principal executive office is located at 3100 Zinfandel Drive, Suite 100, Rancho Cordova, CA 95670. These proxy materials are first being made available to our shareholders on March 30, 2026.
The board of directors unanimously recommends a vote “FOR” each of the 10 director nominees and “FOR” the ratification of the appointment of Baker Tilly US LLP as the Company’s independent registered public accounting firm for fiscal year 2026.
It is important that your shares be represented at the annual meeting whether you plan to attend or not. You can vote your shares online, via telephone, or by completing and returning the proxy card in the enclosed return envelope if the proxy materials were mailed to you. Voting instructions are printed on your proxy card. If you vote online or via telephone, please be prepared to provide the control number from the Notice of Internet Availability of Proxy Materials or proxy card. Please indicate on the proxy card your vote on the matters presented, and sign, date, and return the proxy card using the instructions on the proxy card. If you attend the annual meeting and wish to vote in person, your proxy will be withdrawn at that time.

BY ORDER OF THE BOARD OF DIRECTORS

Heather C. Luck, Executive Vice President and Chief Financial Officer
March 30, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 21, 2026
The Company’s proxy statement, proxy card, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 are available at https://investors.fivestarbank.com/financial-information/sec-filings. You may request free copies of our financial materials (Annual Report on Form 10-K and proxy statement) from Five Star Bancorp, 3100 Zinfandel Drive, Suite 100, Rancho Cordova, CA 95670. A request for printed materials must be received by us no fewer than 10 days prior to the date of the annual meeting.
WE URGE YOU TO VOTE IN FAVOR OF THE ITEMS ABOVE BY VOTING ONLINE, VIA TELEPHONE, OR BY COMPLETING AND RETURNING THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE IF THE PROXY MATERIALS WERE MAILED TO YOU AS PROMPTLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. THE PROXY CARD IS SOLICITED BY THE BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY FILING WITH THE SECRETARY OF THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE OR AN INSTRUMENT REVOKING THE PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON. PLEASE INDICATE ON THE PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING SO THAT WE CAN ARRANGE FOR ADEQUATE ACCOMMODATIONS.

INFORMATION ABOUT THE ANNUAL MEETING
This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Five Star Bancorp (which we refer to in this proxy statement as “we,” “us,” “our,” or the “Company”) to be used at the 2026 annual meeting of shareholders of the Company (the “annual meeting”). The Company is a bank holding company that operates through its wholly owned subsidiary, Five Star Bank (“Five Star” or the “Bank”).
Internet Availability of Proxy Materials
This proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report on Form 10-K”) are available on the Company’s investor relations website at https://investors.fivestarbank.com/financial-information/sec-filings. You can also obtain copies free of charge on the Securities and Exchange Commission’s (“SEC”) website at https://www.sec.gov. A Notice of Internet Availability of Proxy Materials regarding this proxy statement is being first mailed to shareholders on or about March 30, 2026, containing instructions on how to access and review this proxy statement and the Annual Report on Form 10-K. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy card via the internet, telephone, or mail (if you received printed proxy materials). If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice of Internet Availability of Proxy Materials.
Website addresses referenced herein are intended to provide inactive, textual references only, and the information on these websites is not part of, and shall not be deemed incorporated by reference in, this proxy statement.
Time and Location
The annual meeting will be held in person at The Sutter Club, 1220 9th Street, Sacramento, California 95814 on May 21, 2026 at 3:30 p.m. Pacific Time.
Who Can Vote at the Annual Meeting
Shareholders of Record
You are entitled to vote your shares of Five Star Bancorp common stock if the records of the Company show that you held your shares as of the close of business on March 27, 2026 (the “Record Date”).
Beneficial Owners
If your shares are held in a stock brokerage account or by a bank or other nominees, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank, or other nominee. As the beneficial owner, you have the right to direct your broker on how to vote your shares. Your broker, bank, or other nominee has enclosed a voting instruction form for you to use in directing it on how to vote your shares.
As of the close of business on the Record Date, 21,376,153 shares of Five Star Bancorp common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote.
Attending the Meeting
Shareholders or authorized representatives of a beneficial holder of the Company’s common stock, or their legal proxy holders, as of the close of business on the Record Date are entitled to attend the annual meeting. For beneficial owners, instructions are required to be provided on the voting instruction card provided by the beneficial owner’s broker, bank, or other nominee.
The annual meeting will begin promptly at 3:30 p.m. Pacific Time on May 21, 2026. We encourage you to arrive prior to start time. All attendees must present appropriate documentation at the annual meeting prior to being admitted, which includes:
•Valid photo identification: Any shareholder of record, beneficial owner, or valid proxy or representative of such shareholder, must present a valid, current form of government-issued photo identification, such as a driver’s license or passport, that matches the name on the documentation described below.
•Proof of ownership:
◦If you hold shares registered directly in your name, your record holder’s ownership as of the Record Date must be verified on the list of registered shareholders maintained by our transfer agent, Computershare.
◦If you hold shares in a stock brokerage account or by a bank or other nominee, then you must present proof of ownership, such as a brokerage statement or letter from your broker, bank, or other nominee, demonstrating that you held our common stock as of the Record Date.

•Proof of representation: If you are a representative of a shareholder, then you must present valid legal documentation that demonstrates your authority to represent that shareholder. We reserve the right to limit the number of representatives who may represent a shareholder at the annual meeting.
•Proof of valid proxy:
◦If you hold a proxy to vote shares at the annual meeting for a shareholder who holds shares in a stock brokerage account or by a bank or other nominee, then you must present:
▪Valid photo identification as described above;
▪A written legal proxy from the broker, bank, or other nominee holding shares to the shareholder that is assignable and signed by the shareholder; and
▪Proof of ownership, such as a brokerage statement or letter from the broker, bank, or other nominee demonstrating that the shareholder who appointed you legal proxy held our common stock as of the Record Date.
◦If you hold a proxy to vote shares at the annual meeting for a shareholder who is a registered shareholder, then:
▪You must present valid photo identification as described above;
▪You must provide written legal proxy to you signed by the registered shareholder; and
▪The registered shareholder’s ownership as of the Record Date must be verified on the list of registered shareholders maintained by our transfer agent.
For the safety of attendees, all boxes, handbags, and briefcases are subject to inspection upon entry. Cameras (including cell phones with photographic capabilities), audio/video recording devices, and other electronic devices are not permitted at the annual meeting.
Shareholders may vote during the annual meeting. Shareholders may also vote before the date of the annual meeting using one of the methods provided on the proxy card. We recommend that shareholders vote by mail (if they received printed proxy materials), internet, or telephone prior to the meeting, even if they plan to attend the annual meeting in person.
Items Voted on; Vote Required
Shareholder of Record
If your shares are registered directly in your name with our transfer agent, Computershare, you are considered to be the shareholder of record of those shares and the Notice of Internet Availability of Proxy Materials (and any proxy materials you may request) are being sent directly to you by the Company. As the shareholder of record, you have the right to vote prior to the annual meeting, using the one of the methods provided on the proxy card, or to vote in person at the annual meeting. Please follow the instructions in the Notice of Internet Availability of Proxy Materials and on your proxy card on how to vote your shares.
Beneficial Owner
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker, bank, or other nominee which is considered to be the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote and are also invited to attend the annual meeting. If you wish to vote these shares at the annual meeting, you must contact your broker, bank, or other nominee for instructions. Your broker, bank, or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank, or other nominee as to how to vote your shares for you.
If you are a beneficial owner of shares held in street name and do not provide the broker, bank, or other nominee that holds your shares with specific voting instructions, then such broker, bank, or other nominee may generally vote your shares at their discretion on “routine” matters, such as the ratification of the selection of our independent registered public accounting firm, but cannot vote on “non-routine” matters, such as the election of directors. If the broker, bank, or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank, or other nominee may inform the Company that it does not have the authority to vote on the matter with respect to your shares, though your shares would still be considered present for quorum purposes. This is generally referred to as a “broker non-vote.”
Quorum
The annual meeting will be held only if there is a quorum. A majority of the outstanding shares of Five Star Bancorp common stock entitled to vote, represented in person or by proxy, constitutes a quorum. If you return valid proxy instructions by submitting your proxy card pursuant to the instructions thereon or instructing your broker, bank, or other nominee as to how to vote your shares or attend the annual meeting, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Abstentions and broker non-votes will be treated as present for purposes of determining the presence or absence of a quorum.
Vote Required
•Item 1 - In voting on the election of directors, you may vote in favor of the nominees or withhold votes as to the nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the annual meeting. “Plurality” means that the nominees receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is 10. In the election of directors, abstentions, broker non-votes, and votes withheld are treated as present for quorum purposes only and will have no effect on the outcome of the election.
•Item 2 – In voting on the approval to ratify the appointment of Baker Tilly US LLP as the Company’s independent registered public accounting firm for fiscal year 2026, you may vote in favor of the proposal, vote against the proposal, or abstain from voting. To be approved, the proposal requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote. In the ratification of our independent registered public accounting firm, abstentions are treated as present for quorum purposes and have the same effect as a vote against the proposal. We do not expect to receive broker non-votes on this proposal, as brokers, banks, and other nominees will have discretionary authority to vote shares for which beneficial shareholders do not provide voting instructions.
Abstentions and Broker Non-Votes
For Item 1, abstentions and broker non-votes are not considered “votes cast” and will therefore have no effect on the outcome of the vote on the election of directors. For Item 2, abstentions will have the same effect as a vote against and broker non-votes are not expected.
An abstention occurs when a shareholder attends the annual meeting, either in person or by proxy but abstains from voting. A broker non-vote occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank, or other nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. For Item 2, the broker will have discretionary authority to vote shares for which beneficial shareholders do not provide voting instructions.
Effect of Not Casting Your Vote for Shares Held in Street Name
Item 1: If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors. Current regulations restrict the ability of your broker, bank, or other nominee to vote your uninstructed shares in the election of directors and certain other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker, bank, or other nominee how to vote in the election of directors, no votes will be cast on your behalf. These are referred to as broker non-votes.
Item 2: Your broker, bank, or other nominee will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm.
Voting by Proxy
This proxy statement is being provided to you by the board of directors to request that you allow your shares of the Company common stock to be represented at the annual meeting by the persons named in the proxy card. All shares of Company common stock represented at the annual meeting by properly voting by mail (if you received printed proxy materials), internet, or telephone prior to the meeting or executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you vote online or via telephone, please be prepared to provide the control number from the Notice of Internet Availability of Proxy Materials or proxy card. If you vote by mail (if you received printed proxy materials), internet, or telephone without giving voting instructions or if you sign, date, and return a proxy card without giving voting instructions, your shares will be voted as recommended by the board of directors.
The board of directors unanimously recommends a vote:
•“FOR” each of the 10 director nominees; and
•“FOR” the ratification of the appointment of Baker Tilly US LLP as the Company’s independent registered public accounting firm for fiscal year 2026.
If any matter not described in this proxy statement is properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is adjourned or postponed, your shares of Five Star Bancorp common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

If your Five Star Bancorp common stock is held in street name, you will receive instructions from your broker, bank, or other nominee that you must follow to have your shares voted. Your broker, bank, or other nominee may allow you to deliver your voting instructions online. Please see the instruction form provided by your broker, bank, or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank, or other nominee, you must contact your broker, bank, or other nominee.
Revoking Your Proxy
You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing, addressed to the Corporate Secretary, Five Star Bancorp, 3100 Zinfandel Drive, Suite 100, Rancho Cordova, CA 95670 before your Company common stock has been voted at the annual meeting, deliver a later-dated and executed valid proxy, or attend the annual meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.
Requirements for Shareholder Nomination of Director Candidates and Shareholder Proposals Not Intended for Inclusion in the Company’s Proxy Materials
Consideration of Recommendations by Shareholders
It is the policy of the Governance and Nominating Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on the board of directors. In order to avoid the unnecessary use of the Governance and Nominating Committee’s resources, the Governance and Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth in the Company’s Second Amended and Restated Bylaws (our “Bylaws”).
Procedures to be Followed by Shareholders
To submit a recommendation for a director candidate to the Governance and Nominating Committee, a shareholder should submit the following information in writing, addressed to the Chairperson of the Governance and Nominating Committee, care of the Corporate Secretary, 3100 Zinfandel Drive, Suite 100, Rancho Cordova, CA 95670. Any recommendation for a director candidate will be subject to the procedures as set forth in Section 2.2 of the Company’s Bylaws.
In order for a director candidate to be considered for nomination by the board of directors at the Company’s annual meeting of shareholders, the Company’s Corporate Secretary must receive notice of a shareholder nomination or proposal not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Based on the anticipated one-year anniversary date of the 2026 annual meeting, a shareholder wishing to nominate a candidate for election to the board of directors at the 2027 annual meeting of shareholders must provide such notice no earlier than January 21, 2027, and no later than February 20, 2027. In the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s meeting, notice by the shareholder must be timely received: (i) not earlier than the close of business on the 120th day prior to the annual meeting; and (ii) not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the first public announcement of the date of the meeting.
Requirements for Shareholder Proposals and Nominations to Be Included in the Company’s Proxy Materials
Shareholders interested in submitting a proposal (other than the nomination of directors) for inclusion in the proxy materials to be distributed by us for our 2027 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act. The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s next annual meeting no later than November 30, 2026. If next year’s annual meeting has been changed by more than 30 calendar days from May 21, 2027, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any shareholder proposals will be subject to the requirements of our Bylaws and Rule 14a-8 promulgated under the Exchange Act regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Such proposals should be sent to the Corporate Secretary, Five Star Bancorp, 3100 Zinfandel Drive, Suite 100, Rancho Cordova, CA 95670.
The Company’s Bylaws provide that a person may not be nominated for election as a director of the Company unless that person is nominated by or at the direction of the board of directors or by a shareholder who has given appropriate notice to the Company before the meeting. Similarly, a shareholder may not bring business before an annual meeting of shareholders unless the shareholder has given the Company appropriate notice of their intention to bring that business before the meeting. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2027 annual meeting of shareholders must provide notice that sets forth the information required by Rule 14a-19 promulgated under the Exchange Act. The Company’s Corporate Secretary must receive notice of a shareholder proposal or nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s meeting, notice by the shareholder must be timely received: (i) not earlier than the close of business on the 120th day prior to the annual meeting; and

(ii) not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the first public announcement of the date of the meeting. Based on the anticipated one-year anniversary of the 2026 annual meeting, a shareholder wishing to raise new business or nominate a candidate for election to the board of directors at the 2027 annual meeting of shareholders must provide such notice no earlier than January 21, 2027 and no later than February 20, 2027.
A shareholder who desires to raise new business must provide certain information, as provided by our Bylaws, to the Company concerning a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business on behalf of a beneficial owner, as well as certain additional information as provided by our Bylaws concerning the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made. Similarly, a shareholder wishing to nominate any person for election as a director must provide the Company with certain information as provided by our Bylaws concerning the nominee and the proposing shareholder as described above. A copy of our Bylaws is filed as Exhibit 3.2 to the Annual Report on Form 10-K and may be obtained from the Company.
Proxy Solicitation Costs
The accompanying proxy is being solicited by the board of directors. The Company will pay the cost of this proxy solicitation. The Company will also reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. In addition to soliciting proxies by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

CORPORATE GOVERNANCE
Election and Classification of Directors
In accordance with the terms of our Bylaws, each of our directors will be elected for a one-year term until the following annual meeting of shareholders and until successors are elected and qualified, or until his or her earlier death, resignation, or removal.
Director Selection Process
Our Bylaws provide that nominations of persons for election to the board of directors may be made by or at the direction of our board of directors or by any shareholder entitled to vote for the election of directors at the annual meeting who complies with certain advance notice procedures. The Governance and Nominating Committee is responsible for identifying and recommending candidates to the board of directors as vacancies occur. Director candidates are evaluated using certain established criteria, including familiarity with the financial services industry, professional experience, and leadership qualities. The Governance and Nominating Committee will also take into account the candidate’s level of financial literacy, their determination of the person’s independence as a director, and the nominee’s non-business-related activities and experience. The Governance and Nominating Committee is responsible for monitoring the mix of skills and experience of the directors to assess whether the board of directors has the necessary tools to perform its oversight function effectively. Although we do not have a separate diversity policy, the Governance and Nominating Committee considers the diversity of our directors and nominees in terms of knowledge, experience, skills, expertise, and other demographics that may contribute to our board of directors. The Governance and Nominating Committee will also evaluate candidates recommended by shareholders, provided that such candidates are nominated in accordance with the applicable provisions of our Bylaws.
Director Independence
We are required to comply with the rules of the Nasdaq Stock Market LLC (“Nasdaq”) with respect to the independence of directors who serve on our board of directors and its committees. Under the rules of Nasdaq, independent directors must comprise a majority of our board of directors. The rules of Nasdaq, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors.
Our board of directors has evaluated the independence of its members based upon the rules of Nasdaq and the SEC. Applying these standards, our board of directors has affirmatively determined that, except for James Beckwith, each of our current and former directors who served during the fiscal year ended December 31, 2025 is an independent director, as defined under the applicable rules.
Board Committees
Our board of directors has established three standing committees in connection with the discharge of its responsibilities – the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. These committees perform the same functions for the Bank. Our board of directors also maintains the authority to appoint additional committees to perform certain management and administrative functions. Our board of directors has adopted written charters for each of these committees, copies of which are available on the Company’s website at https://investors.fivestarbank.com/corporate-governance/governance-overview. As necessary from time to time, special committees may be established by our board of directors to address certain issues.
Audit Committee
Our Audit Committee consists of Robert T. Perry-Smith (Committee Chairperson), Warren P. Kashiwagi, and Randall E. Reynoso. Our Audit Committee is responsible for overseeing, among other things: the integrity of our consolidated financial statements and internal controls; our compliance with legal and regulatory requirements; the periodic assessment of accounting practices and policies and risk management; the selection, qualifications, independence, and performance of our independent registered public accounting firm; pre-approval of all permitted non-audit services to be performed by the independent registered public accounting firm; establishing policies and procedures for the engagement of the independent registered public accounting firm to provide permitted non-audit services; and the performance of the internal audit function. The Audit Committee has the authority to retain independent counsel and advisors to assist in carrying out its responsibilities. During 2025, the Audit Committee held 12 regular monthly meetings and five special meetings.
Our board of directors has determined that Robert T. Perry-Smith, Warren P. Kashiwagi, and Randall E. Reynoso each satisfy the requirements for independence as an audit committee member and the requirement for financial literacy under the rules and regulations of Nasdaq and the SEC. Each of Robert T. Perry-Smith, Warren P. Kashiwagi, and Randall E. Reynoso qualifies as an “audit committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements of Nasdaq.

Compensation Committee
Our Compensation Committee consists of Judson T. Riggs (Committee Chairperson), Donna L. Lucas, Robert T. Perry-Smith, and Kevin F. Ramos, each of whom is a nonemployee member of our board of directors. The committee is responsible for, among other things: reviewing and approving compensation arrangements, including equity and any non-equity incentive compensation for our Chief Executive Officer, other executive officers, and members of senior management designated by the committee; reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer; reviewing and recommending revisions to director compensation practices; and administering employee benefit plans. The Compensation Committee has the authority to retain independent counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities. During 2025, the Compensation Committee held four regular quarterly meetings and one special meeting.
Our board of directors has determined that Judson T. Riggs, Donna L. Lucas, Robert T. Perry-Smith, and Kevin F. Ramos each satisfy the requirements for independence under the rules of Nasdaq and the SEC.
Governance and Nominating Committee
Our Governance and Nominating Committee consists of Larry E. Allbaugh (Committee Chairperson), Shannon Deary-Bell, and Robert T. Perry-Smith. The committee is responsible for, among other things: identifying and recommending individuals to our board of directors who are qualified to become directors; recommending candidates for election to our board of directors to fill vacancies; reviewing the number, type, functions, structure, and independence of committees; recommending members of the board of directors for committees; developing, updating as necessary, and recommending to the board of directors corporate governance principles and policies applicable to the Company, including social responsibility, environmental, and sustainability matters and risks associated therewith; tracking board skill sets; monitoring board meetings and board member involvement; managing board member continuing education; establishing, coordinating, and reviewing annual evaluations of our board of directors and committees; and reviewing succession planning for the board, Chief Executive Officer, and senior management. The Governance and Nominating Committee has the authority to retain independent counsel and other advisors to assist in carrying out its responsibilities. During 2025, the Governance and Nominating Committee held four regular quarterly meetings and no special meetings.
Our board of directors has determined that Larry E. Allbaugh, Shannon Deary-Bell, and Robert T. Perry-Smith each satisfy the requirements for independence under the rules of Nasdaq and the SEC.
Insider Trading Policies and Procedures
We have insider trading policies and procedures that govern the purchase, sale, and/or other disposition of the Company’s securities by our directors, officers, and employees, and the Company itself, that we believe are reasonably designed to promote compliance by the Company and our directors, officers, and employees with insider trading laws, rules, and regulations and the listing standards of Nasdaq. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K.
Hedging, Pledging, and Margin Accounts
The Company’s insider trading policy prohibits executive officers, directors, and employees from purchasing any financial instruments (such as prepaid variable forward contracts, equity swaps, collars, or exchange funds), making short sales of Five Star Bancorp securities, or otherwise engaging in any transactions that hedge or offset any decrease in the market value of Five Star Bancorp securities or limit the ability to profit from an increase in the market value of Five Star Bancorp securities. Furthermore, unless an exception is approved by the board of directors, the Company’s insider trading policy prohibits executive officers, directors, and employees from holding Five Star Bancorp securities in a margin account or pledging Five Star Bancorp securities as collateral for a loan.
Equity Grant Processes
We did not, during the year ended December 31, 2025, grant new awards of stock options, stock appreciation rights, or similar option-like instruments and do not have a current practice of doing so. Accordingly, we do not have a policy on the timing of awards of such instruments in relation to the disclosure of material nonpublic information. In the event we determine to grant new awards of such instruments, the board of directors expects to evaluate appropriate steps to take in relation to the foregoing. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Board Leadership Structure
Our board of directors is committed to objective and independent leadership for our board of directors and each of its committees. Our board of directors views the active, objective, independent oversight of management as central to effective governance, serving the best interests of our company and our shareholders, executing our strategic objectives, and creating long-term value. This commitment is reflected in our company’s governing documents, including our Bylaws, our Corporate Governance Guidelines, and the governing documents of each of the committees of the board of directors. Our board of directors does not have a formal policy requiring the separation of the roles of Chief Executive Officer and Chairperson of the board of directors (“Board Chairperson”), and the election of a Lead Independent Director is not required, per our Bylaws. It is the board of directors’ view that rather than having a rigid policy, the board of directors, with the advice and assistance of the Governance and Nominating Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Board Chairperson, with James E. Beckwith serving as our President and Chief Executive Officer, Robert T. Perry-Smith serving as Board Chairperson, and Randall E. Reynoso serving as Vice Chairperson of the board of directors. We believe this reinforces the leadership role of our board of directors in its oversight of our business and affairs.
Board Oversight of Risk Management
We believe that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face, and, ultimately, our long-term corporate success. Risk management refers to the activities by which we identify, measure, monitor, evaluate, and manage the risks we face in the course of our banking activities. These include liquidity, interest rate, credit, operational, compliance, regulatory, strategic, financial, and reputational risk exposures. Our board of directors, both directly and through its committees, is responsible for overseeing our risk management processes, including quarterly enterprise risk management assessments and annual cyber, Bank Secrecy Act/anti-money laundering, and third-party risk assessments, with each of the committees of our board of directors assuming a different and important role in overseeing the management of the risks we face.
The Audit Committee of our board of directors is responsible for overseeing risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures, and internal control over financial reporting). The Compensation Committee of our board of directors has primary responsibility for risks and exposures associated with our compensation policies, plans, and practices regarding both executive compensation and our compensation structure generally. Our Compensation Committee, in conjunction with our President and Chief Executive Officer and other members of our management, as appropriate, reviews our incentive compensation arrangements to ensure that these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees. The Governance and Nominating Committee of our board of directors oversees risks associated with the independence of our board of directors and potential conflicts of interest. The Governance and Nominating Committee also oversees our impact and governance efforts generally, including material risks to our operations, and recommends to our board of directors any desirable changes as to our impact and governance efforts.
Our senior management is responsible for implementing our risk management processes, including by assessing and managing the risks we face, including strategic, operational, regulatory, investment, and execution risks, on a day-to-day basis, and reporting to our board of directors regarding our risk management processes. Our senior management is also responsible for creating and recommending to our board of directors for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.
The role of our board of directors in our risk oversight is consistent with our leadership structure, with our President and Chief Executive Officer and the other members of senior management having responsibility for assessing and managing our risk exposure, and our board of directors and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic, and effective approach for identifying, managing, and mitigating risks throughout our operations.
Attendance at Meetings
Our directors meet regularly to review our operations and discuss our business plans and strategies. Our board of directors met eight times during 2025. During 2025, each director attended at least 75% of the meetings of the board and meetings of each committee on which such director served during the period in which he or she served. The board of directors encourages directors to attend the annual meeting of shareholders. All directors serving on the board of directors at the time of the 2025 annual meeting of shareholders attended the Company’s 2025 annual meeting of shareholders, with the exception of Kevin F. Ramos.
Code of Conduct
The Company has adopted a Code of Conduct that applies to all of its directors, officers, and employees, including its principal executive officer, principal financial officer, and principal accounting officer and persons performing similar functions. The Code of Conduct is available upon written request to the Corporate Secretary, Five Star Bancorp, 3100 Zinfandel Drive, Suite 100, Rancho Cordova, CA 95670 and on the Company’s website at https://investors.fivestarbank.com/corporate-governance/governance-overview. Any waiver or modification of the Code of Conduct for a senior financial officer will be promptly disclosed to shareholders as required by applicable law, including the rules of Nasdaq.
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2025, each of Donna L. Lucas, Robert T. Perry-Smith, Kevin F. Ramos, and Judson T. Riggs served as a member of the Compensation Committee. No member of our Compensation Committee is, or formerly was, an officer of the Company. During 2025, none of our executive officers served on the Compensation Committee (or equivalent) or board of directors of another entity whose executive officer or officers served on our Compensation Committee or board of directors.
Human Capital
To facilitate talent attraction and retention, we strive to create an inclusive, safe, and healthy workplace with opportunities for our employees to grow and develop in their careers, supported by strong compensation, benefits, and health and welfare programs.
Employee Profile
As of December 31, 2025, we had 233 full-time employees and five part-time employees. None of our employees are covered by a collective bargaining agreement. We consider our relationship with our employees to be good and have not experienced interruptions of operations due to labor disagreements.
Compensation and Benefits
We provide a competitive compensation and benefits program to help meet the needs of our employees. In addition to salaries, this program includes annual bonus opportunities, a 401(k) plan with an employer matching contribution, healthcare and insurance benefits, health reimbursement accounts, paid time off and family leave, and an employee assistance program.
Learning and Development
We invest in the growth and development of our employees by providing a multi-dimensional approach to learning that empowers, intellectually grows, and professionally develops our colleagues under the leadership of a Director of Employee Engagement. We facilitate the educational and professional development of our employees through support to attend conferences and obtain degrees, licenses, and certifications while employed by us.
Commitment to Impact and Governance
We are executing an impact and governance strategy designed to promote positive change that focuses on the impacts of our business and the geographical service areas in which we serve and the governance of our board of directors.
Impact: We have an Executive Vice President and Chief Operating Officer, a Vice President and Director of Community Impact and Inclusion, and a Community Relations Consultant who lead our efforts in this area. Our Human Resources department is focused on our commitment to inclusion through hiring practices and employee training. We are committed to ensuring that all employees feel a sense of belonging in the workplace and that processes and programs are impartial, fair, and provide equal opportunity for every individual.
We continue to sponsor and support environmental impact initiatives by partnering with our customers that aid in the efforts of a clean and sustainable community. Additionally, we equip customers with technology tools designed to reduce their carbon footprint by reducing in-branch customer visits.
We also work to create positive social impacts in the communities in which our business operates, including by assisting unhoused populations, supporting affordable housing projects, and prioritizing non-profit donations. We also remain focused on investing and economically developing the geographical service areas in which we serve, as well as on their sustainability.
Governance: The Governance and Nominating Committee of our board of directors is committed to diversity of background and experience on our board of directors and compliance with applicable rules and regulations. We are committed to ethical business practices and accounting transparency, as evidenced through our involvement in the community and results of examinations by regulators.

ITEMS TO BE VOTED ON BY SHAREHOLDERS
ITEM 1. ELECTION OF DIRECTORS
Election and Classification of Directors
In accordance with the terms of our Bylaws, each of our directors will be elected for a one-year term until the following annual meeting of shareholders and until their successors are elected and qualified, or until his or her earlier death, resignation, or removal.
Accordingly, at the annual meeting, shareholders will vote to elect 10 directors to serve for terms expiring at the Company’s 2027 annual meeting of shareholders. Each of the following persons listed and described below is nominated for election as a director at the meeting. The term of service indicated for each director below includes the term of service as a director of the Bank prior to the Company becoming the bank holding company for the Bank. Each member of the Company’s board of directors also serves as a member of the Bank’s board of directors. No director has any family relationship, as defined in Item 401(d) of Regulation S-K, with any other director or any of our executive officers. None of the persons nominated for election as director listed below were selected pursuant to any arrangement or understanding other than with the directors and executive officers of the Company acting within their capacities as such.
The persons nominated for election as a director receiving the most votes will be elected directors. Abstentions, broker non-votes, and votes withheld are treated as present for quorum purposes only and will have no effect on the outcome of the election of directors. In the event that any of the persons nominated for election should be unable to serve as a director, it is intended that the proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the board of directors. The board of directors has no reason to believe that any of the persons named below will be unable to serve if elected. Additional nominations for directors may only be made by complying with the nomination procedures which are set forth herein and in our Bylaws.
The following is a brief discussion of the background and experience of our directors, each of whom have been nominated for election as a director at the meeting. Except as otherwise indicated, the occupation listed has been such person’s principal occupation for at least the last five years.
Robert T. Perry-Smith
Mr. Perry-Smith, age 78, has been a director since 2020. Mr. Perry-Smith serves as Board Chairperson, a position he has held since 2023. Mr. Perry-Smith previously served as Vice Chairperson of the board of directors from 2022 through 2023. Mr. Perry-Smith founded, and served as Chief Executive Officer of, Perry-Smith LLP, an accounting and consulting firm that provided professional services to the banking industry, primarily in California. Upon his retirement in 2013, Mr. Perry-Smith concluded his 40-year career as a Certified Public Accountant at both the national and regional levels where he provided a number of professional services to the banking industry, specializing in audits, regulatory compliance, capital structures, and merger and acquisition services. Mr. Perry-Smith has been a frequent speaker at banking industry conferences and trade association meetings, including the California Bankers Association. He is a member of the American Institute of Certified Public Accountants (retired) and the California Society of CPAs. Mr. Perry-Smith has served on the boards of directors of Presidio Bank, Sierra Vista Bank (as Chair), and the Perry-Smith Foundation. Mr. Perry-Smith is the Chairperson of the Audit Committee and a member of the Compensation and Governance and Nominating Committees. We believe Mr. Perry-Smith’s experience in accounting and management qualify him to serve on our board of directors.
Randall E. Reynoso
Mr. Reynoso, age 68, has been a director since 2021. Mr. Reynoso serves as Vice Chairperson of the board of directors, a position he has held since 2023, and was instrumental in the entry of Five Star Bank into the San Francisco market. Mr. Reynoso has 40 years of banking experience, including serving as Executive Vice President of Wells Fargo Bank from 2007 until his retirement in 2020, leading the bank’s Business Banking for the San Francisco Bay Area, investor real estate for the nation, as well as serving as Middle Market Banking Leader for Northern California. Prior to this, Mr. Reynoso served as President and Chief Operating Officer, and on the boards of directors, of both Placer Sierra Bancshares and Placer Sierra Bank. Additionally, Mr. Reynoso was instrumental in taking Placer Sierra Bank public in 2004 as well as facilitating the sale of the bank to Wells Fargo Bank in June 2007. A native of Sacramento, Mr. Reynoso has held leadership roles with numerous Northern California philanthropic organizations, including the San Francisco Opera Association, the San Francisco Travel Association, and the Zuckerberg San Francisco General Hospital. Past service includes leadership roles with the Sacramento Hispanic Chamber of Commerce, the Stanford Home for Children, the Mondavi Center for the Performing Arts, KVIE (the local PBS affiliate), the Nonprofit Resource Center, and Naturebridge. Mr. Reynoso is a member of the Audit Committee. We believe Mr. Reynoso’s banking experience, as well as his experience with public banks specifically, qualifies him to serve on our board of directors.
Larry E. Allbaugh
Mr. Allbaugh, age 62, has been a director since 1999. Mr. Allbaugh has served as an executive of Buzz Oates Commercial Real Estate since 1990, serving as Chief Executive Officer since 2009. He is a managing member of Pac West Equities, LP, the primary real estate investment entity of the organization, and co-trustee of the Marvin L. Oates Trust. Mr. Allbaugh serves on the board of directors of Teichert Inc. and serves as Chair of its Audit Committee. Mr. Allbaugh serves on the board of directors of Pacific Coast Building Products, Inc. He also serves on the board of directors of the Greater Sacramento Economic Council and is a member of its Executive Committee, and the Marvin Buzz Oates Charitable Foundation as a founding director. He is active in multiple charitable and faith-based activities locally and internationally. Mr. Allbaugh is the Chairperson of the Governance and Nominating Committee. We believe Mr. Allbaugh’s management experience qualifies him to serve on our board of directors.
James E. Beckwith
Mr. Beckwith, age 68, has been a director and served as our President and Chief Executive Officer since 2003. Mr. Beckwith joined the Company in 2003. He is deeply connected to the Sacramento community and has chaired several community-based organizations including the Sacramento Metro Chamber of Commerce, Valley Vision, and KVIE (the local PBS affiliate). Mr. Beckwith is a past Chair of California Bankers Association. He is a Private Sector Director with Greater Sacramento Economic Council and a member of the Sacramento State University College of Business Advisory Council. In 2024, Mr. Beckwith was elected to the board of directors of the California Chamber of Commerce. Mr. Beckwith previously served as Chief Financial Officer and Chief Operating Officer at National Bank of the Redwoods in Santa Rosa, California. He graduated from San Francisco State University with a Bachelor of Science in Business Administration with a concentration in Accounting. He is also a graduate of Pacific Coast Banking School at the University of Washington where he was class president. In 2020, Mr. Beckwith was recognized by the Sacramento Metro Chamber of Commerce as the Businessman of the Year and was named among the Most Admired CEOs of 2020 by the Sacramento Business Journal. He was also recognized with a Vistage Leadership Award in 2021 and was the 2022 UCP Humanitarian of the Year. In 2024 and 2025, Mr. Beckwith was listed on the Sacramento Business Journal’s Power 100 List. In 2025, Mr. Beckwith was recognized as the Sacramentan of the Year by the Sacramento Metropolitan Chamber of Commerce. We believe Mr. Beckwith’s experience in management, accounting, and as a director, as well as his understanding of the California industries and market, qualify him to serve on our board of directors.
Shannon Deary-Bell
Ms. Deary-Bell, age 59, has been a director since 2020. Ms. Deary-Bell served as President and Chief Executive Officer of Nor-Cal Beverage, a position she held from 2010 to early 2024. Before overseeing the transition of Nor-Cal Beverage into one of the largest co-packers in the western United States, she held several positions in her more than 30 years of service at Nor-Cal Beverage Co. Inc. In January of 2024, Ms. Deary-Bell sold the business to Manna Beverage and Ventures. She has served as President of Deary Enterprise Inc. and NC Equipment Solutions since 2024. She currently is a director for three privately-held companies and a consultant in the beverage industry. Ms. Deary-Bell has been an active member of the Women Business Leaders of Sacramento since 2015, and she was formerly a member of the host committee, as well as a past member of Vistage (Leadership Chief Executive Organization) since 2013. Ms. Deary-Bell served on the board of directors for Nor-Cal Beverage and served on the Jesuit High School board of directors for six years. Ms. Deary-Bell is a member of the Governance and Nominating Committee. We believe Ms. Deary-Bell’s operations and management experience qualifies her to serve on our board of directors.
Warren P. Kashiwagi
Mr. Kashiwagi, age 72, has been a director since 2021. Mr. Kashiwagi has over 40 years of professional public accounting experience. A retired Certified Public Accountant, he has advised, counseled, and represented various businesses in tax planning and compliance, business succession planning, strategic planning, and merger and acquisition consulting. From 2011 to 2017, Mr. Kashiwagi was a Tax Partner with Crowe Horwath, LLP. Prior to that, he was a Tax Partner with Perry-Smith LLP from 1988 to 2011. Mr. Kashiwagi has served on the boards of directors of the Sacramento Metropolitan Chamber of Commerce, the California Asian Pacific Chamber of Commerce, the Los Rios Colleges Foundation, and the Crocker Art Museum. He also served as Board Chair of Sutter Community Hospitals and as Board President of the Sacramento Japanese American Citizens League. Mr. Kashiwagi is a member of the Audit Committee. We believe Mr. Kashiwagi’s management and accounting experience qualifies him to serve on our board of directors.
Donna L. Lucas
Ms. Lucas, age 66, has been a director since 2021. Ms. Lucas is a successful strategic communications consultant and has been the Founder and Chief Executive Officer of Lucas Public Affairs since its opening in 2006. Ms. Lucas served as Deputy Chief of Staff for Strategic Planning and Initiatives for Governor Arnold Schwarzenegger and Chief of Staff for First Lady Maria Shriver. Ms. Lucas was also the Deputy Press Secretary for Governor George Deukmejian, Deputy Treasurer for State Treasurer Tom Hayes, and California Press Secretary for the 1988 presidential campaign of then-Vice President George H.W. Bush. Ms. Lucas is a past Chair of the California Chamber of Commerce board of directors and the Maria Shriver’s Women’s Alzheimer’s Movement. She serves as the Chair of the College Futures Foundation and is on the boards of the Scripps Institution of Oceanography and John Burton Advocates for Youth. Ms. Lucas is also a member of the Statewide Leadership Council of the Public Policy Institute of California (“PPIC”) and was on the PPIC board of directors from 2007 to 2019, chairing the board from 2013 to 2016. Ms. Lucas is a founding member of She Shares, a unique conversation series featuring trailblazing women leaders who have created a lasting impact on women in California and beyond. She was named by the Sacramento Metro Chamber of Commerce as the Sacramento Businesswoman of the Year in 2018. Ms. Lucas is routinely named one of Sacramento’s most powerful and influential people in Capitol Weekly’s annual “Top 100.” Ms. Lucas is a member of the Compensation Committee. We believe Ms. Lucas’s ties to our community and business experience qualify her to serve on our board of directors.
David F. Nickum
Mr. Nickum, age 61, has been a director since 2010. Since 2010, Mr. Nickum has served as Owner and President of Waveco, Inc., d.b.a. Valley Farm Transport, Inc., one of the largest agricultural trucking companies in the United States, after being employed there in various capacities since 1988. Mr. Nickum is a past chairperson of Make-A-Wish Foundation of Northeastern and Central California and Northern Nevada, a former board member of St. Michael’s Episcopal Day School, and a past board member of Tesco Controls, Inc. Mr. Nickum is also a past member of Cal Poly College of Agriculture, Food and Environmental Sciences’ Dean’s Advisory Council. We believe Mr. Nickum’s vast experience in operations, finance, and management as well as his strong understanding of the California agricultural industry and its business leaders qualify him to serve on our board of directors.
Kevin F. Ramos
Mr. Ramos, age 61, has been a director since 2019. Mr. Ramos is the Chief Investment Officer of Buzz Oates Commercial Real Estate, a position he has held since 1995, and Investment Committee Chairman of Pac West Industrial Equities, LP, a position he has held since 2017. He has 35 years of experience in the commercial real estate industry with specific experience in finance, entitlement, development, leasing, property management, investment, and asset management. He is a member of the national commercial real estate associations NAIOP, Urban Land Institute, and Lambda Alpha. Mr. Ramos is a member of the Compensation Committee. We believe Mr. Ramos’s commercial real estate and investment management experience qualifies him to serve on our board of directors.
Judson T. Riggs
Mr. Riggs, age 71, has been a director since 2019. Mr. Riggs was previously the Chief Executive Officer (retired effective April 2025) and is currently the Chairman of Teichert Inc., positions he has held since 2003 and 2010, respectively. Mr. Riggs serves on the board of directors of Teichert Inc. and previously served on the boards of directors of the following organizations: the Greater Sacramento Economic Council, the Host Committee, the Dean’s Advisory Council of the Graduate School of Management at University of California, Davis, and the Juvenile Justice Chaplaincy. He is the Vice Chair of the board of directors and Chair of the Finance Committee of PRIDE Industries. Mr. Riggs is the Chairperson of the Compensation Committee. We believe Mr. Riggs’s management experience qualifies him to serve on our board of directors.
The board of directors unanimously recommends a vote “FOR” the election of each of the 10 nominees for director.

ITEM 2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the board of directors has selected Baker Tilly US LLP to be the Company’s independent registered public accounting firm for the 2026 fiscal year, subject to ratification by shareholders. As described further below, Moss Adams LLP served as our independent registered public accounting firm from 2010 until its merger with and into Baker Tilly US LLP in June 2025. Baker Tilly US LLP has served as our independent registered public accounting firm since the merger. A representative of Baker Tilly US LLP is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.
In determining whether to reappoint Baker Tilly US LLP as the Company’s independent registered public accounting firm, the Audit Committee took into consideration a number of factors, including the length of time the firm has been engaged, the quality of the Audit Committee’s ongoing discussions with Baker Tilly US LLP, an assessment of the professional qualifications and past performance of Baker Tilly US LLP, and the potential impact of changing independent registered public accounting firms. Through its experience with the Company, Baker Tilly US LLP has gained institutional knowledge and expertise regarding the Company’s operations, accounting policies and practices, and internal control over financial reporting.
Although ratification of our independent registered public accounting firm by shareholders is not required by law, the Audit Committee and board of directors desire to obtain the shareholders’ ratification of such appointment. If ratification of Baker Tilly US LLP as our independent registered public accounting firm is not approved by shareholders, the matter will be referred to the Audit Committee for further review and the Audit Committee may consider the appointment of another independent registered public accounting firm but is not required to do so. The Audit Committee retains the power to replace the independent registered public accounting firm if the Audit Committee determines that the best interests of the Company warrant a change.
To be approved, the appointment of Baker Tilly US LLP as our independent registered public accounting firm must receive an affirmative vote of a majority of the shares represented at the meeting and entitled to vote. Abstentions and votes withheld are treated as present for quorum purposes and will have the same effect as a vote against the proposal. We do not expect to receive broker non-votes in this proposal.
The board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Baker Tilly US LLP as the Company’s independent registered public accounting firm.
Audit and Non-Audit Fees
The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2025 and December 31, 2024 for services provided by the Company’s independent registered public accounting firm.

	2025	2024
Audit Fees(1)	$598,656	$635,764
Audit-Related Fees(2)	18,860	17,830
Tax Fees(3)	155,402	172,386
(1)Includes fees for performance of, and related out-of-pocket costs incurred in connection with, the audit and review of financial statements. For 2024, includes services rendered related to the Company’s common stock offering completed on April 2, 2024.
(2)Includes services related to the 401(k) plan audit.
(3)Includes fees related to, and related out-of-pocket costs incurred in connection with, the filing of federal and state tax returns. For 2024, includes services rendered related to the Company’s completion of a nexus project for multi-state tax return filings.
Pre-Approval of Services by Baker Tilly US LLP
The Audit Committee is responsible for selecting, retaining, and terminating, when appropriate, the independent registered public accounting firm. Additionally, the Audit Committee is responsible for setting and approving compensation and overseeing the work of the Company’s independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm and establishes policies and procedures for its engagement to provide such permissible non-audit services. Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation. The Audit Committee also considers whether any non-audit services that may be provided by the independent registered public accounting firm compromise the independence of the independent registered public accounting firm.

In addition, the Audit Committee has unrestricted access to the independent registered public accounting firm, without management present, to review and discuss the Company’s consolidated financial statements or other matters deemed necessary and appropriate by the Committee.
Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the next regular meeting of the Audit Committee. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent registered public accounting firm.
During the year ended December 31, 2025, all services were approved in advance by the Audit Committee in compliance with these procedures.
Change in Independent Registered Public Accounting Firm
As previously reported on our Current Report on Form 8-K dated June 3, 2025 (the “Current Report”), the Company received notice on June 3, 2025 that Moss Adams LLP, the Company’s independent registered public accounting firm at the time, had merged with and into Baker Tilly US LLP. In connection with the merger, the Audit Committee approved the appointment of Baker Tilly US LLP, as the successor to Moss Adams LLP, as the Company’s independent registered public accounting firm.
The audit reports of Moss Adams LLP on the Company’s consolidated financial statements for the years ended December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2024 and 2023, and the subsequent interim period through June 3, 2025, there were no (a) disagreements with Moss Adams LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moss Adams LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements, or (b) reportable events requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K. The Company provided the Moss Adams LLP accountants now at Baker Tilly US LLP with a copy of the Current Report prior to its filing with the SEC and Moss Adams LLP provided the requested letter confirming that they agreed with the statements made therein.
During the years ended December 31, 2024 and 2023, and the subsequent interim period through June 3, 2025, neither the Company, nor anyone on its behalf, consulted with Baker Tilly US LLP regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a "disagreement," as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that item, or a "reportable event," as described in Item 304(a)(1)(v) of Regulation S-K.
Audit Committee Report
The Company’s management is responsible for the Company’s internal control over financial reporting. Baker Tilly US LLP is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those consolidated financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the board of directors.
In this context, the Audit Committee has met and held discussions with management and Baker Tilly US LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Baker Tilly US LLP.
The Audit Committee has also reviewed and discussed with the Company’s management the audited financial statements in the Annual Report on Form 10-K. In addition, the Audit Committee discussed with Baker Tilly US LLP those matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) rules or standards and the SEC. Additionally, Baker Tilly US LLP provided the Audit Committee with the written disclosures and the letter required under applicable PCAOB rules or standards. The Audit Committee also discussed with Baker Tilly US LLP its independence from the Company. In concluding that the accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by Baker Tilly US LLP were compatible with their independence.
The Audit Committee discussed with Baker Tilly US LLP the overall scope and plans for their audit. The Audit Committee meets with Baker Tilly US LLP, with and without management present, to discuss the results of their audit, their consideration of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and on Baker Tilly US LLP who, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.
Furthermore, the Audit Committee’s considerations and discussions with management and Baker Tilly US LLP do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the PCAOB, or that the Company’s independent registered public accounting firm is in fact “independent.”
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board of directors has approved, that the audited consolidated financial statements be included in the Annual Report on Form 10-K for filing with the SEC. The Audit Committee has appointed, subject to shareholder ratification, the selection of Baker Tilly US LLP for the fiscal year ended December 31, 2026.
Audit Committee of the board of directors of Five Star Bancorp
Robert T. Perry-Smith (Chairperson)
Warren P. Kashiwagi
Randall E. Reynoso

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The table below provides information about our executive officers as of the date of this proxy statement.

Name	Age	Position
James E. Beckwith	68	President and Chief Executive Officer
Heather C. Luck	45	Executive Vice President and Chief Financial Officer
John W. Dalton	72	Senior Vice President and Chief Credit Officer
Don J. Kurtze	38	Executive Vice President and San Francisco Bay Area Region President
Michael E. Lee	64	Senior Vice President and Chief Regulatory Officer
Lydia A. Ramirez	45	Executive Vice President and Chief Operating Officer
Michael A. Rizzo	60	Executive Vice President and Chief Banking Officer
Brett L. Wait	45	Senior Vice President and Chief Information Officer
Shelley R. Wetton	54	Senior Vice President and Chief Marketing Officer
The following is a brief description of the background and experience of each of our executive officers.
James E. Beckwith
See “Director Nominees” above.
Heather C. Luck
Ms. Luck serves as Executive Vice President and Chief Financial Officer, a position she has held since January 2025. She first joined the Company in October 2018 as Vice President and Director of Finance, then served as Senior Vice President and Chief Financial Officer beginning in February 2021. Prior to this, Ms. Luck was a Manager in Assurance Services for Ernst & Young, LLP, from 2010 through 2017 where she led multiple audit engagements simultaneously, including coordination with tax, valuation, and other specialist groups required to achieve audit objectives in accordance with standards enumerated by the PCAOB and American Institute of Certified Public Accountants. Her audit experience at Ernst & Young, LLP, spanned several industries including manufacturing, real estate, technology, media and entertainment, and telecommunications. Her client portfolio included multinational SEC registrants, private issuers, and sub-orders. She then served as Senior Assistant Controller-Global Business Units and Mergers & Acquisitions at Oracle from March 2018 until September 2018 where she was responsible for overseeing the integration of general ledgers of newly acquired entities onto the Oracle Cloud Platform which included ensuring compliance with accounting policies. Ms. Luck earned a Bachelor of Science degree in Marketing from the University of Utah and earned a Master of Science degree in Accounting and Finance from the University of Maryland Global Campus. Ms. Luck is a licensed Certified Public Accountant in the state of California and graduated from Pacific Coast Banking School at the University of Washington in 2022. Ms. Luck was honored by the Sacramento Business Journal with a C-Suite Award in 2024 and a Women Who Mean Business Award in 2025.
John W. Dalton
Mr. Dalton serves as Senior Vice President and Chief Credit Officer, a position he has held since 2011. He has more than 46 years of experience in the lending and banking industry. Prior to joining the Company, Mr. Dalton started his lending career with the Farm Credit System in 1980 as a Credit Analyst, then transitioned into roles as a Loan Officer, Branch Manager, and Senior Vice President/Senior Lender. In 1991, Mr. Dalton moved to Stockmans Bank via merger as Senior Vice President/Chief Credit Officer. Through a merger in 2008, he later served as Senior Vice President/California and Southern Oregon Regional Credit Administrator at PremierWest Bank. He is a past member of the District 3 Grower Liaison Committee for Blue Diamond and currently serves as a member of the Sutter Club’s Finance Committee. Mr. Dalton graduated from California Polytechnic State University, San Luis Obispo, with a Bachelor of Science degree in Animal Science.
Don J. Kurtze
Mr. Kurtze has served as Five Star Bank’s Executive Vice President and San Francisco Bay Area President since January 2025 and previously served as Senior Vice President and San Francisco Bay Area President from June 2023 to January 2025. He leads the Bank’s strategic growth, market expansion, and regional leadership initiatives. He brings nearly two decades of commercial banking and lending experience with a proven record of building and leading top-performing business development and relationship management teams. Prior to joining Five Star Bank, Mr. Kurtze served from June 2019 to June 2023 as Senior Vice President and Group Director at Signature Bank, later acquired by Flagstar Bank. Earlier in his career, he held leadership roles at Wells Fargo Bank as Senior Vice President, where he oversaw multiple teams and managed a substantial credit and deposit portfolio serving San Francisco Bay Area commercial clients. He also served as National Director of Sales at Liberty SBF, where he led national commercial real estate and SBA 504 loan production. Mr. Kurtze maintains a deep and established network across the Bay Area’s business and entrepreneurial community. He currently serves as Chair of the board of directors for TMC Financing, one of the nation’s largest SBA Certified Development Companies, and sits on the board of Hamilton Families, a non-

profit committed to ending family homelessness in San Francisco. He previously served on the board of directors of the Yerba Buena Center for the Arts. He earned a Bachelor of Arts degree in Business Management from Fresno Pacific University. In 2024, Mr. Kurtze was among the Independent Community Bankers of America’s 40 Under 40: Emerging Community Bank Leaders. In 2025, he was named to the San Francisco Business Times’ Newsmaker 100 List and included among its 40 Under 40 honorees.
Michael E. Lee
Mr. Lee has served as Senior Vice President and Chief Regulatory Officer since 2010. He joined the Company in 2005 as Chief Financial Officer after serving over 14 years with the Federal Deposit Insurance Corporation (“FDIC”). He later transitioned to the position of Senior Vice President and Chief Credit Officer in 2007 and served in that position until being appointed as Senior Vice President and Chief Regulatory Officer in 2010. Mr. Lee graduated from Midwestern State University in Texas with a Bachelor of Science degree in Business Administration with a concentration in Economics and graduated with honors from the Pacific Coast Banking School at the University of Washington. Mr. Lee serves on the boards of directors of the Sacramento Asian Pacific Chamber of Commerce and the Sacramento Regional Conservation Corps.
Lydia A. Ramirez
Ms. Ramirez has served as Executive Vice President and Chief Operating Officer since January 2025. She previously served as Senior Vice President and Chief Operations Officer and Chief DE&I Officer from 2021 to 2024, Senior Vice President and Director of Operations from 2018 to 2021 and as Senior Vice President and Director of Branch Administration from 2017 to 2018. Ms. Ramirez has over 18 years of experience in senior level banking and is skilled in strategic operational process and sales management. Before joining the Company, she served as Vice President and Multi-Branch Manager at MUFG Union Bank from 2010 to 2017, where she implemented and steered sales activities, developed a team to act as trusted client advisors, and provided leadership on operational integrity and compliance awareness. Ms. Ramirez serves on the boards of directors of the Sacramento Hispanic Chamber of Commerce, the Capital Black Chamber of Commerce, United Way California Capital Region, Valley Vision, Downtown Sacramento Partnership, and the Sacramento Food Bank & Family Services. She also serves as an advisory board member of the Sacramento State University College of Business Advisory Council and Creciente, a Latinx leadership program. In addition, she serves on the board of directors of Sacramento Metropolitan Chamber Political Action Committee (Metro-PAC). Ms. Ramirez is an alumnus of Leadership Sacramento, class of 2021. She is also a senior fellow of the American Leadership Forum, class of XXVI. Ms. Ramirez graduated from the University of California, Davis, with a Bachelor of Science in Psychology and Bachelor of Arts in Spanish. She is a graduate from California State University, Sacramento, with a Master of Business Administration. She is also a graduate of California Bankers Association Executive Banking School. Ms. Ramirez has won numerous awards. In 2021, she was recognized by the Sacramento Business Journal among their 40 Under 40 and by Comstock’s Magazine among their Women in Leadership. In 2022, Ms. Ramirez was recognized by the Sacramento Business Journal among their Women Who Mean Business honorees. In 2023, she was named among the inaugural class of Top 25 Latino Change Makers by the Sacramento Bee. In 2024, she was recognized among the Association of Latino Professionals for America’s 50 Most Powerful Latinas and by the National Association for Women Business Owners Sacramento Valley Chapter with an Outstanding Women Leaders award. In 2025, Ms. Ramirez was among the Sacramento Business Journal’s Champions for DE&I honorees, received an Exceptional Women of Color Award from the Sac Cultural Hub Media Foundation, and received the Sacramento Hispanic Chamber of Commerce’s Champion Latina Estrella Award.
Michael A. Rizzo
Mr. Rizzo serves as Executive Vice President and Chief Banking Officer, a position he has held since January 2025. He previously served as Senior Vice President and Chief Banking Officer from January 2017 to January 2025. Since joining the Bank in 2005 as Senior Vice President and Business Development Officer, he has played a key role in building the Bank’s business banking platform and expanding its presence throughout the Sacramento region, including leading the opening of the Bank’s de novo Rancho Cordova office in 2006. Mr. Rizzo oversees the Bank’s commercial business development and treasury solutions teams, leading a large group of bankers focused on serving entrepreneurs, businesses, commercial real estate, government, and agriculture. With more than three decades of banking experience, Mr. Rizzo has deep expertise in commercial lending, treasury solutions, operations, compliance, financial management, and business development. Mr. Rizzo earned a Bachelor of Science in Business Administration with a concentration in Finance from California State University, Sacramento, and is a graduate of the Pacific Coast Banking School at the University of Washington. In 2022, he was recognized as a Sacramento Business Journal C-Suite Awards honoree and remains active in the community through service on numerous non-profit boards.
Brett L. Wait
Mr. Wait first joined the Company in 2011 and currently serves as Senior Vice President and Chief Information Officer, a position he has held since 2018. Mr. Wait has over 20 years of community banking experience and information technology fluency and has served in various roles with the Company including Operations Officer from 2011 to 2013, Vice President and Technology & Operations Manager from 2013 to 2015, and Senior Vice President and Chief Operating Officer from 2015 to 2017. He also served as Chief Information Officer at River City Bank from 2017 to 2018 where he was responsible for overseeing information technology, information security, and data analytics, before rejoining the Company in his current position in 2018. Mr. Wait graduated from the University of Wisconsin - Whitewater with a Bachelor of Business Administration in Finance. He also holds a Master of Business Administration from California State University, Sacramento.
Shelley R. Wetton
Ms. Wetton has served as Senior Vice President and Chief Marketing Officer since 2018, after first joining the Company in 2015 as Vice President, Community Relations and Communications. Ms. Wetton has over 25 years of corporate branding, media relations, and strategic marketing expertise. She previously served as Vice President, Corporate Communications at The Buzz Oates Group of Companies where she worked directly for Buzz Oates for over 15 years and until his passing in 2013. She has worked closely with the Company’s board of directors since its inception in 1999. Ms. Wetton is responsible for strategic branding strategies and leads all marketing, communications, and branding efforts. She is also responsible for corporate partnerships and corporate giving. Ms. Wetton earned a Bachelor of Arts degree in English and a Master of Arts degree in English from California State University, Sacramento. She is a graduate of the Sacramento Metropolitan Chamber of Commerce Foundation’s 2018 Leadership Sacramento class. In 2023, Ms. Wetton was recognized among the Sacramento Business Journal’s C-Suite Awards honorees. She was a guest speaker at the 2024 American Banker Association’s Marketing Conference. In 2025, Ms. Wetton was recognized by Sacramento State University with a Distinguished Alumni Award. Ms. Wetton serves on the boards of directors of 3Strands Global Foundation and the Sacramento Metro Chamber of Commerce. She served on the board of trustees of the Leukemia & Lymphoma Society from 2017 to 2020.

EXECUTIVE COMPENSATION
As an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies”, as such term is defined in the rules promulgated under the Securities Act, and with which emerging growth companies may comply, which permit us to limit reporting of executive compensation to our principal executive officer and our two other most highly compensated executive officers, the three of whom are referred to as our named executive officers (“NEOs”). This section provides an overview of our executive compensation program, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.
For 2025, our NEOs were:
•James E. Beckwith, President and Chief Executive Officer;
•Don J. Kurtze, Executive Vice President and San Francisco Bay Area Region President; and
•Michael A. Rizzo, Executive Vice President and Chief Banking Officer.
Summary Compensation Table
The following table sets forth certain information with respect to the compensation paid to our NEOs for the fiscal years ended December 31, 2025 and December 31, 2024.

Name and Principal Position	Year	Salary	Stock Awards(2)	Non-Equity Incentive Plan Compensation	Bonus	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total Compensation
James E. Beckwith	2025	$698,988	$439,963	$605,365	$—	$—	$36,441	$1,780,757
President & CEO	2024	627,915	439,400	547,000	—	—	44,308	1,658,623
Don J. Kurtze(1)	2025	308,867	199,970	—	292,500	—	19,581	820,918
EVP & SF Bay Area President
Michael A. Rizzo	2025	399,263	199,970	146,695	—	—	37,943	783,871
EVP & CBO	2024	349,440	131,820	68,721	—	—	20,410	570,391
(1)Mr. Kurtze qualified as an NEO for the first time in 2025.
(2)The amounts reported here do not reflect the actual economic value realized by each NEO. In accordance with SEC rules, stock awards represent the grant date fair value of the awards, calculated in accordance with Accounting Standards Update 2018-07, Compensation—Stock Compensation (Topic 718). For additional information, see Note 1 to our consolidated financial statements in our Annual Report on Form 10-K. The vesting schedules applicable to stock awards granted to our NEOs in 2025 and 2024 are described in the section entitled “—Outstanding Equity Awards at December 31, 2025” below.
(3)The amounts in this column and Mr. Beckwith’s total compensation do not give effect to the decrease in value, net of cash benefits paid, of Mr. Beckwith’s vested accrued benefit under his salary continuation agreement, in the amounts of $141,232 and $110,786 for 2025 and 2024, respectively.
(4)All other compensation consisted of the following items:

Name	Year	Auto Expense	Life Insurance Premium	401(k) Matching Contributions	Cell Phone Reimbursement	Club Dues
James E. Beckwith	2025	$1,635	$—	$14,000	$1,119	$19,687
	2024	2,083	4,164	13,800	852	23,409
Don J. Kurtze	2025	679	—	14,000	—	4,902
Michael A. Rizzo	2025	23,250	—	14,000	693	—
	2024	6,000	—	13,800	460	150

Narrative Discussion of Summary Compensation Table
We have compensated our NEOs through a combination of base salary, cash bonuses, restricted stock awards, performance stock awards, and other benefits, including perquisites. Our Compensation Committee, in consultation with our Chief Executive Officer, Chief Financial Officer, Director of Employee Engagement, and compensation consultant, as appropriate, have reviewed and approved the annual compensation, including salary, bonus, and equity and non-equity incentive compensation, for the Company’s executive officers.
Base Salaries
The annual base salaries for James E. Beckwith, Don J. Kurtze, and Michael A. Rizzo for the year ended December 31, 2025 were $698,988, $308,867, and $399,263, respectively. The annual base salaries for James E. Beckwith and Michael A. Rizzo for the year ended December 31, 2024 were $627,915 and $349,440, respectively.
Bonuses
Mr. Beckwith and Mr. Rizzo are eligible to receive an annual bonus equal to a specified percentage of their base salary, up to a specified maximum. Individual and corporate performance goals and objectives, as well as individual target bonus amounts, for Mr. Beckwith and Mr. Rizzo are established in advance by our Compensation Committee. The cash portions of these amounts are reported in the “Non-Equity Incentive Plan Compensation” column of the “—Summary Compensation Table” above. Mr. Kurtze generally receives quarterly cash bonuses in amounts determined retroactively based on the success of his business development efforts. The cash bonus amount for Mr. Kurtze is reported in the “Bonus” column of the “—Summary Compensation Table” above.
Effective as of October 2, 2023, the Company adopted the Five Star Bancorp Compensation Clawback Policy (the “Clawback Policy”). Under the Clawback Policy, the Company is required to reasonably promptly recover, the amount of erroneously awarded incentive-based compensation to executive officers in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under securities laws. Awards of bonuses are subject to potential forfeiture or clawback in connection with the Clawback Policy.
Stock Awards – Prior to Mid-2025
Prior to mid-2025, each NEO’s long-term incentive award was payable in awards of shares of our common stock. Stock awards were issued under the terms of our Five Star Bancorp 2021 Equity Incentive Plan. Such shares generally vest in equal annual installments over five years (seven years for our Chief Executive Officer), commencing on the one-year anniversary of the grant date, provided the executive officer remains employed with us as of the applicable vesting dates. Stock awards issued prior to mid-2025 vest ratably over three or five years (as defined in the respective agreements), provided the executive officer remains employed with us as of the applicable vesting dates. We pay dividends on unvested shares of common stock granted to our NEOs.
Awards of shares of our common stock are subject to potential forfeiture or clawback in connection with the Clawback Policy.
New Long-Term Incentive Compensation Program
Beginning in mid-2025, the Company’s board of directors approved, based on the recommendation of the Compensation Committee in consultation with Pearl Meyer & Partners, LLC, its compensation consultant, a new long-term incentive compensation program through which each executive officer’s long-term incentive award is payable in a combination of performance-based restricted stock units (“PSUs”) and service-based restricted stock awards (“RSAs”) under the terms of our Five Star Bancorp 2021 Equity Incentive Plan. On April 17, 2025, the Company granted awards of PSUs in the amount of $100,000 and RSAs in the amount of $100,000 to Mr. Rizzo and Mr. Kurtze, and on June 18, 2025, the Company granted awards of PSUs in the amount of $220,000 and RSAs in the amount of $220,000 to Mr. Beckwith. The long-term incentive award provides a variable pay opportunity through a combination of performance-based PSUs and service-based RSAs. The program is designed to reinforce the long-term alignment of the Company’s executives with the interests of our shareholders. The PSUs are intended to strengthen our pay-for-performance philosophy, while the service-based RSAs are granted to promote share ownership and executive retention.
Vesting of the PSUs is based on achievement of the Company’s three-year average return on average assets for the performance period ended December 31, 2027 relative to a peer group of publicly traded banks and bank holding companies utilizing the S&P Global Broad Market Index - Western Region. If the Company’s performance is at the 60th percentile, 70th percentile, and 80th percentile or higher, the recipient is entitled to receive 50%, 100%, and 150% of his or her target award grant, respectively. If achievement warrants and the recipient remains employed by the Company, the PSUs vest on December 31, 2027.
The RSAs vest in equal annual installments over five years on the anniversary of the grant date, as long as the recipient remains employed by the Company.
Awards of PSUs and RSAs are subject to potential forfeiture or clawback in connection with the Clawback Policy.

401(k) Plan
Our 401(k) Profit Sharing Plan and Trust (our “401(k) Plan”), is designed to provide retirement benefits to all eligible full-time and part-time employees. Our 401(k) Plan provides employees with the opportunity to save for retirement on a tax-favored basis. Our NEOs, all of whom were eligible to participate in the 401(k) Plan, may elect to participate in the 401(k) Plan on the same basis as all other employees. Our 401(k) Plan is a safe harbor 401(k) Plan and, as such, the Company makes matching contributions equal to 100% of employee salary contribution deferrals up to 3% of pay, plus 50% of employee salary contribution deferrals between 3% and 5% of compensation for each payroll period, subject to certain limitations. An employee must contribute to receive the matching contribution.
Health and Welfare Benefits
Our NEOs are eligible to participate in the same benefit plans designed for all of our eligible full-time employees, including medical, dental, vision, disability, and basic group life insurance coverage. In addition, Mr. Beckwith is entitled to have his life insurance premium paid by us.
Perquisites
We provide our NEOs with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. Our Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs. Mr. Beckwith utilizes an automobile purchased by us, and Mr. Rizzo and Mr. Kurtze receive payments for use of their personal automobiles for business purposes. Please refer to the footnotes to the Summary Compensation Table above for other perquisites provided to our NEOs.
Employment Agreements with Named Executive Officers
The following provides a more detailed description of the employment agreements with each of our NEOs.
James E. Beckwith
The Bank entered into an employment agreement with James E. Beckwith, our President and Chief Executive Officer, effective as of May 5, 2025 (the “2025 Employment Agreement”). The 2025 Employment Agreement has an initial three-year term expiring on the third anniversary of its effective date, with automatic one-year renewal periods thereafter, unless the Bank or Mr. Beckwith provide at least 60 days’ notice of non-renewal. The Bank and Mr. Beckwith also entered into a salary continuation agreement, which may be terminated only by mutual written agreement.
The 2025 Employment Agreement provides for payment of a base salary and bonus as determined periodically by our Compensation Committee. As of December 31, 2025, Mr. Beckwith’s annual bonus target was 75% of base compensation, up to a specified maximum of 112.5% of base compensation. Mr. Beckwith is also eligible to participate in group employee benefit plans, including, without limitation, medical, dental, and life insurance, that the Bank makes available to similarly situated employees from time to time. Under the 2025 Employment Agreement, Mr. Beckwith is eligible to receive equity compensation as determined by our Compensation Committee. Mr. Beckwith also participates in a bank-owned life insurance policy.
In the event of termination of Mr. Beckwith’s employment by the Bank without cause or by him for good reason, as defined in the 2025 Employment Agreement, the Bank must pay Mr. Beckwith a severance payment equal to 24 months of his then-current base salary plus two times the most recently paid annual cash bonus. Under the 2025 Employment Agreement, Mr. Beckwith’s right to this severance payment is contingent upon his execution and non-revocation of a release of claims. In addition, the 2025 Employment Agreement provides that if any payments to Mr. Beckwith would be “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, those payments are subject to a “best net” provision.
The 2025 Employment Agreement includes confidentiality and employee non-solicitation obligations for Mr. Beckwith, as well as a non-disparagement obligation.
Under the terms of his salary continuation agreement most recently amended July 1, 2014, Mr. Beckwith is entitled to a retirement benefit determined based on his age and years of service. Upon his attainment of the age of 65, his annual benefit would be equal to $175,000 per year, paid for a period of ten years, or upon earlier termination after having completed a specified number of years of service with the Bank, a percentage of the annual benefit in lieu of any other benefit under his salary continuation agreement and payable in accordance with a distribution schedule detailed in that agreement. We account for the provisions of Mr. Beckwith’s salary continuation agreement as a deferred compensation agreement. Additionally, in the event of a change in control, followed within 24 months by separation from service for good reason, as those terms are defined in his salary continuation agreement, the Bank must pay Mr. Beckwith $175,000 per year over the ten years following his attainment of age 65, payable in accordance with a distribution schedule detailed in that agreement.

Don J. Kurtze
Don J. Kurtze is eligible for payment of a base salary and bonus as determined periodically by our Compensation Committee. As of December 31, 2025, Mr. Kurtze’s bonus structure included quarterly bonuses based on performance. Mr. Kurtze is also eligible to participate in group employee benefit plans, including, without limitation, medical, dental, and life insurance, that we make available to similarly situated employees from time to time. In addition, Mr. Kurtze is eligible to participate in any stock option plan, retirement plan, and annual and longer-term incentive programs adopted by the Bank and offered to other senior Bank executives.
The Bank entered into a change in control agreement with Mr. Kurtze as of December 2, 2025 (the “Kurtze Change in Control Agreement”). The Kurtze Change in Control Agreement has a term expiring as of December 31, 2028 if no qualifying change in control occurs prior to that date.
Under the Kurtze Change in Control Agreement, in the event of termination of Mr. Kurtze’s employment for any reason, the Bank will pay Mr. Kurtze his base salary through the effective date of termination, reimburse reasonable business expenses in accordance with Bank policy, and provide benefits accrued and vested as of the termination date under the employee benefits plans in which Mr. Kurtze participates, in accordance with the terms of such plans.
If, within the year following a qualifying change in control, Mr. Kurtze’s employment is terminated by the Bank other than for cause, death, or disability, or if he resigns for good reason, the Bank must pay Mr. Kurtze a severance payment equal to 12 months of his then-current base salary plus the aggregate cash bonuses and commissions, if any, paid to him for the most recently completed fiscal year, contingent upon his execution of a release of claims. In addition, any equity incentive awards held by Mr. Kurtze that remain outstanding as of the termination date will become fully vested, with any time- or service-based vesting conditions deemed satisfied and any performance-based vesting conditions deemed satisfied at their target achievement levels, unless otherwise specified in the award agreement.
The Kurtze Change in Control Agreement also provides that if any payments or benefits to Mr. Kurtze would be “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, those payments are subject to a “best net” provision.
Michael A. Rizzo
Michael A. Rizzo is eligible for payment of a base salary and bonus as determined periodically by our Compensation Committee. Mr. Rizzo’s annual bonus target was 37.5% of base compensation, up to a specified maximum of 50% of base compensation. Mr. Rizzo is also eligible to participate in group employee benefit plans, including, without limitation, medical, dental, and life insurance, that we make available to similarly situated employees from time to time. In addition, Mr. Rizzo is eligible to participate in any stock option plan, retirement plan, and annual and longer-term incentive programs adopted by the Bank and offered to other senior Bank executives.
The Bank entered into a change in control agreement with Mr. Rizzo as of November 4, 2025 (the “Rizzo Change in Control Agreement”). The Rizzo Change in Control Agreement has a term expiring as of December 31, 2028 if no qualifying change in control occurs prior to that date.
Under the Rizzo Change in Control Agreement, in the event of termination of Mr. Rizzo’s employment for any reason, the Bank will pay Mr. Rizzo his base salary through the effective date of termination, reimburse reasonable business expenses in accordance with Bank policy, and provide benefits accrued and vested as of the termination date under the employee benefits plans in which Mr. Rizzo participates, in accordance with the terms of such plans.
If, within the year following a qualifying change in control, Mr. Rizzo’s employment is terminated by the Bank other than for cause, death, or disability, or if he resigns for good reason, the Bank must pay Mr. Rizzo a severance payment equal to 12 months of his then-current base salary plus the most recently paid annual cash bonus he received, contingent upon his execution of a release of claims. In addition, any equity incentive awards held by Mr. Rizzo that remain outstanding as of the termination date will become fully vested, with any time- or service-based vesting conditions deemed satisfied and any performance-based vesting conditions deemed satisfied at their target achievement levels, unless otherwise specified in the award agreement.
The Rizzo Change in Control Agreement also provides that if any payments or benefits to Mr. Rizzo would be “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, those payments are subject to a “best net” provision.

Outstanding Equity Awards at December 31, 2025
The following table provides information regarding outstanding stock awards held by our NEOs as of December 31, 2025. The table includes both RSAs and PSUs granted pursuant to the Equity Incentive Plan (as defined below). The PSUs are subject to achievement of specified performance goals over a three-year period. The number of PSUs shown reflects the award that would be earned if threshold performance is achieved; actual payout may range from 0% to 150% of target, depending on performance. The market value for our common stock is based on the closing price of our common stock on December 31, 2025 as reported by Nasdaq, which was $35.78 per share.

Name	Grant Date	Equity incentive plan awards: number of unearned shares of common stock that have not vested	Equity incentive plan awards: market value of unearned shares of common stock that have not vested
James E. Beckwith	5/7/2021	19,284(1)	$689,982
	2/7/2024	16,000(2)	572,480
	7/28/2025	7,062(2)	252,678
	7/28/2025	3,531(3)	126,339(3)
Don J. Kurtze	2/7/2024	333(4)	11,915
	5/1/2025	3,629(2)	129,846
	7/28/2025	1,605(3)	57,427(3)
Michael A. Rizzo	5/7/2021	1,400(2)	50,092
	2/7/2024	4,800(2)	171,744
	5/1/2025	3,629(2)	129,846
	7/28/2025	1,605(3)	57,427(3)
(1)Shares vest in equal installments over a seven-year period, beginning one year from the grant date, provided the NEO remains employed with us as of the applicable vesting date.
(2)Shares vest in equal installments over a five-year period, beginning one year from the grant date, provided the NEO remains employed with us as of the applicable vesting date.
(3)Award is a PSU that will vest based on achievement of performance goals over the three-year period ended December 31, 2027. The number and value shown represent the minimum payout under the plan (50% of target), assuming threshold performance criteria are met.
(4)Shares vest in equal installments over a three-year period, beginning one year from the grant date, provided the NEO remains employed with us as of the applicable vesting date.
2021 Equity Incentive Plan
In April 2021, the Company’s board of directors and shareholders approved the Five Star Bancorp 2021 Equity Incentive Plan (the “Equity Incentive Plan”), which became effective upon the closing of our IPO. The Equity Incentive Plan provides for the grant of stock options, stock appreciation rights (“SARs”), performance awards, restricted stock, restricted stock units (“RSUs”), and other stock-based awards that our Compensation Committee determines are consistent with the purpose of the Equity Incentive Plan and the interests of the Company. Awards may be granted to our executives and other key employees, directors, and other service providers and are designed to align the interests of the Equity Incentive Plan’s participants with the interests of our shareholders.
The total number of shares of our common stock reserved and available for grant and issuance pursuant to the Equity Incentive Plan will not exceed 1,700,000 shares. Each of these shares may be issued as an incentive stock option. The Equity Incentive Plan does not contain an “evergreen” provision pursuant to which shares authorized for issuance may be automatically replenished.
Administration
The Equity Incentive Plan is administered by our Compensation Committee, which is comprised of independent directors, subject to its right to delegate certain authority. Among other powers, our Compensation Committee has the authority to grant awards; determine eligible participants; determine the types of awards to be granted to each participant and designate the number of shares and all terms and conditions of the awards; establish, adopt, or revise any rules and policies as it may deem advisable to administer the Equity Incentive Plan; and make all other decisions and determinations that may be required under the Equity Incentive Plan.
Delegations
Our Compensation Committee has delegated general administrative responsibilities with respect to the Equity Incentive Plan to the Chief Financial Officer.

Eligibility and Award Types
Officers, employees, consultants, independent contractors, directors, and other service providers may be eligible to receive awards under the Equity Incentive Plan, to the extent determined by our Compensation Committee. The Equity Incentive Plan allows our Compensation Committee to grant the following types of equity and equity-based awards, in each case subject to such vesting conditions and other terms specified by our Compensation Committee:
•options to purchase shares of our common stock;
•SARs, which equal the increase in the fair market value of a share of our common stock between the date of the grant and the date that the SAR is exercised;
•restricted stock that is issued upon grant, subject to forfeiture conditions until fully vested;
•RSUs, which are payable in shares of our common stock or in cash equal to the fair market value of the shares as of the settlement date;
•PSUs, which are payable in cash or shares of our common stock upon the attainment of performance goals set by our Compensation Committee; and
•other stock-based awards at the discretion of our Compensation Committee, including grants of shares of our common stock that are not subject to a vesting period or forfeiture.
The stock options granted under the Equity Incentive Plan may be either non-statutory stock options or incentive stock options. Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
Performance Awards
Our Compensation Committee has authority to grant performance awards to participants on terms and conditions determined by the Committee, subject to the terms of the Equity Incentive Plan. Participants who are granted performance awards will be entitled to receive payment if the performance goals established by our Compensation Committee are achieved and other applicable terms and conditions of the award are satisfied.
Awards granted under the Equity Incentive Plan are subject to the Clawback Policy and any other recoupment policy we may adopt, including any clawback and recoupment provisions set forth in award agreements.
Limitations on Transfer
Generally, no award under the Equity Incentive Plan may be assigned or transferred other than by will or the laws of descent and distribution.
Acceleration upon Certain Events
The Equity Incentive Plan does not require accelerated vesting of awards upon any event. In the case of a change in control, unvested awards that are not assumed by a successor will become vested unless our Compensation Committee determines otherwise. However, our Compensation Committee may determine that a particular award will be eligible for vesting acceleration upon certain events, such as death, disability, change in control, or retirement.
Adjustments
Upon the occurrence of a change in our capitalization, such as a stock split; a merger, consolidation, separation, or other distribution of our stock or property; an extraordinary cash dividend; a reorganization; or our partial or complete liquidation, our Compensation Committee is authorized to make substitutions or adjustments in the aggregate number and kind of shares reserved for issuance under the Equity Incentive Plan, as well as the number and kind of shares subject to outstanding awards under the Equity Incentive Plan (and, with respect to stock options and SARs, the exercise price), and/or such other equitable substitution or adjustments that our Compensation Committee may determine to be appropriate.
Termination and Amendment
Our board of directors may amend, alter, or discontinue the Equity Incentive Plan at any time, provided that any material amendment must be approved by the Company’s shareholders if required by applicable law or stock exchange rules. However, no amendment, alteration, or discontinuation may be made that would materially impair the rights of a recipient of an award without the recipient’s consent, unless the amendment is made to comply with applicable law, stock exchange rules, or accounting rules, or is permitted under the terms of the applicable award agreement or the terms of the Equity Incentive Plan in effect immediately prior to the grant date of the award.

Limitation of Liability and Indemnification
In our Amended and Restated Articles of Incorporation (“Articles”), we adopted provisions that eliminate the liability of our directors for monetary damages to the fullest extent permissible under California law. California law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:
•acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;
•acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director;
•any transaction from which a director derived an improper personal benefit;
•acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders;
•acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders; and
•interested party transactions that violate Section 310 of the General Corporation Law of California (“CGCL”), loan guaranties contrary to Section 315 of the CGCL, or unlawful payments of dividends, distributions, or distributions of assets to shareholders after institution of dissolution proceedings of the Bank that violate Section 316 of the CGCL.
In addition, our Articles authorize us to provide indemnification to directors, officers, employees, or other agents through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, to the fullest extent permitted by law.
Our Bylaws provide that we will indemnify directors and officers. Our Bylaws further provide that we may advance expenses incurred by or on behalf of a director or officer in defending any proceeding for which indemnification is required or permitted before the final disposition of the proceeding, subject to limited exceptions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers or for persons controlling us under any of the foregoing provisions, in the opinion of the SEC, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations, including, but not limited to, section 18(k) of the Federal Deposit Insurance Act and implementing regulations of the Federal Deposit Insurance Corporation.
Rule 10b5-1 Sales Plans
Our directors and officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades under parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they do not possess material nonpublic information, subject to compliance with the terms of our insider trading policy.

DIRECTOR COMPENSATION
The following table sets forth information regarding compensation paid, earned, or awarded to each of our non-employee directors of the Company during the year ended December 31, 2025 for service as members of our board of directors and committees. The table also includes compensation attributable to the director’s service with the Bank. Mr. Beckwith is not shown in this table because he is compensated as an officer and did not receive any additional director compensation during the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Larry E. Allbaugh	$55,875	$37,860	$93,735
Shannon Deary-Bell	48,375	37,860	86,235
Warren P. Kashiwagi	48,375	37,860	86,235
Donna L. Lucas	48,375	37,860	86,235
David F. Nickum	51,375	37,860	89,235
Robert T. Perry-Smith	103,875	37,860	141,735
Kevin F. Ramos	55,875	37,860	93,735
Randall E. Reynoso	55,875	37,860	93,735
Judson T. Riggs	51,375	37,860	89,235
Leigh A. White(2)	—	—	—
(1)The amounts reported here do not reflect actual economic value realized by each director. In accordance with SEC rules, stock awards represent the grant date fair value of the awards, calculated in accordance with Accounting Standards Update 2018-07, Compensation – Stock Compensation (Topic 718). For additional information, see Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K.
(2)Ms. White resigned from our board of directors effective January 2, 2025.
Each of our directors is generally entitled to a $3,208 monthly cash retainer and an additional monthly payment of $500 for participation on one or more of the committees of the board of directors, as well as additional monthly cash payments based on the director’s chairperson responsibilities in accordance with the following schedule.
•Board Chairperson: $3,000
•Audit Committee Chairperson: $1,250
•Loan Committee Chairperson: $1,000
•Compensation Committee Chairperson: $625
•Governance and Nominating Committee Chairperson: $625
•Asset Liability Committee Chairperson: $625
•Strategy Committee Chairperson: $625
Stock awards are issued under the terms of the Equity Incentive Plan. In 2025, we granted shares of our common stock to each director, cliff vesting at the end of the year, as compensation for his or her service in the current year. We also offer reimbursements to our directors for their reasonable out-of-pocket expenses, including travel and lodging, incurred in attending meetings of our board of directors and committees.

STOCK INFORMATION
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information about the beneficial ownership of our common stock as of March 27, 2026 for:
•each person known to us to be the beneficial owner of more than 5% of our common stock;
•each of our directors and NEOs individually; and
•all of our directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days of March 27, 2026. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to equity awards that are exercisable within 60 days of March 27, 2026 are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all our common stock shown as beneficially owned by the beneficial owner.
The percentage of beneficial ownership is based on 21,376,153 shares of common stock outstanding as of March 27, 2026, which includes unvested portions of stock awards granted to certain of our executive officers, directors, and employees.
Unless otherwise indicated in the table below, the address for each beneficial owner is c/o Five Star Bancorp, 3100 Zinfandel Drive, Suite 100, Rancho Cordova, CA 95670.

Name	Number of Shares Beneficially Owned	Percentage
Directors
Robert T. Perry-Smith(1)(2)	227,535	1.06%
Randall E. Reynoso(2)	22,870	*
Larry E. Allbaugh(2)(3)	3,175,277	14.85%
James E. Beckwith(4)	483,014	2.26%
Shannon Deary-Bell(2)(5)	93,292	*
Warren P. Kashiwagi(2)	6,370	*
Donna L. Lucas(2)(6)	13,118	*
David F. Nickum(2)(7)	179,876	*
Kevin F. Ramos(2)(8)	181,864	*
Judson T. Riggs(2)(9)	85,258	*
NEOs who are not Directors
Don J. Kurtze(10)	4,647	*
Michael A. Rizzo(11)	33,369	*
All Directors and Executive Officers of the Company as a group (18 persons)	4,657,677	21.79%
Other 5% Shareholders
Philip Oates(12)	1,203,186	5.63%
Kathryn Oates-Fairrington(13)	1,276,330	5.97%
Davis Partnership, L.P.(14)	1,511,500	7.07%
BlackRock, Inc.(15)	1,314,844	6.15%
T. Rowe Price Investment Management, Inc.(16)	2,026,039	9.48%
* Represents less than 1% of outstanding shares.
(1)Reported shares held in an irrevocable trust for the benefit of Mr. Perry-Smith, as to which trust he serves as trustee.
(2)Reported shares include unvested restricted stock awards in the amount of 974 shares not yet vesting within 60 days.
(3)Reported shares held as follows: (i) 501,719 shares in a revocable trust for the benefit of Mr. Allbaugh, to which trust he serves as trustee; (ii) 1,010,778 shares held by the Oates Administrative Trust, of which Mr. Allbaugh is one of three trustees; (iii) 410,695 shares in an irrevocable trust for the benefit of Mr. Oates, to which Mr. Allbaugh serves as co-trustee; (iv) 410,695 shares in an irrevocable trust for the benefit of Ms. Oates-Fairrington, to which Mr. Allbaugh serves as co-trustee; (v) 410,695 shares in an irrevocable trust for the benefit of Ms. Applegate, to which Mr. Allbaugh serves as co-trustee; (vi) 410,695 shares in an irrevocable trust for the benefit of Ms. Oates-Holt, to which Mr.

Allbaugh serves as co-trustee; (vii) 10,000 shares held by Buzz Oates LLC, of which Mr. Allbaugh is a non-member manager; and (viii) 10,000 shares held by Buzz Oates Group of Companies, of which Mr. Allbaugh is a shareholder and the Chief Executive Officer. The address for Mr. Allbaugh, the six trusts, and both companies is 555 Capitol Mall, Suite 900, Sacramento, CA 95814.
(4)Reported shares held as follows: (i) 473,014 shares in a revocable trust for the benefit of Mr. Beckwith, to which trust he serves as trustee; (ii) 3,000 shares each, held by Mr. Beckwith’s three children; and (iii) 1,000 shares held by Mr. Beckwith’s daughter-in-law. Reported shares include unvested restricted stock awards in the amount of 6,428 shares vesting within 60 days and 31,918 shares not yet vesting within 60 days. Reported shares include 427,168 shares pledged as collateral to secure certain personal indebtedness.
(5)Reported shares held as follows: (i) 79,562 shares in a revocable trust for the benefit of Ms. Deary-Bell, to which trust she serves as trustee; (ii) 5,000 and 4,830 shares held in two irrevocable trusts, respectively, for the benefit of Ms. Deary-Bell’s children; and (iii) 3,900 shares in another trust, for which Ms. Deary-Bell serves as trustee.
(6)Reported shares held in a revocable trust for the benefit of Ms. Lucas, as to which trust she serves as trustee. The address for Ms. Lucas and the trust is 1215 K Street Suite 1010, Sacramento, CA 95814.
(7)Reported shares held in a revocable trust for the benefit of Mr. Nickum, as to which trust he serves as trustee. The address for Mr. Nickum and the trust is 8656 Sparling Lane, Dixon, CA 95620.
(8)Reported shares held as follows: (i) 171,864 shares in a revocable trust for the benefit of Mr. Ramos, to which trust he serves as trustee; and (ii) 10,000 shares held by Buzz Oates Group of Companies, of which Mr. Ramos is a shareholder and the Chief Investment Officer. The address for Mr. Ramos, the trust, and the company is 555 Capitol Mall, Suite 900, Sacramento, CA 95814.
(9)Reported shares held in a revocable trust for the benefit of Mr. Riggs, as to which trust he serves as trustee. The address for Mr. Riggs and the trust is 3500 American River Drive, Sacramento, CA 95864.
(10)Reported shares include unvested restricted stock awards in the amount of 726 shares vesting within 60 days and 3,070 shares not yet vesting within 60 days.
(11)Reported shares held in a revocable trust for the benefit of Mr. Rizzo, as to which trust he serves as trustee. Reported shares include unvested restricted stock awards in the amount of 2,126 shares vesting within 60 days and 6,503 shares not yet vesting within 60 days.
(12)Reported shares held as follows: (i) 192,408 shares held by The Philip and Jana Oates Family Trust dated October 11, 2002, of which Mr. Oates is one of two trustees, as well as beneficiary, and has shared power to vote, or direct the disposition of, the shares held by this trust; and (ii) 1,010,778 shares held by the Oates Administrative Trust, of which Mr. Oates is one of three trustees, as well as beneficiary, and has shared power to vote, or direct the disposition of, the shares held by this trust. The address for Mr. Oates and the two trusts is 555 Capitol Mall, Suite 900, Sacramento, CA 95814.
(13)Reported shares held as follows: (i) 265,552 shares held by The Gregory Fairrington & Kathryn Oates-Fairrington Living Trust dated September 15, 2011, of which Ms. Oates-Fairrington is one of two trustees, as well as beneficiary, and has shared power to vote, or direct the disposition of, the shares held by this trust; and (ii) 1,010,778 shares held by the Oates Administrative Trust, of which Ms. Oates-Fairrington is one of three trustees, as well as beneficiary, and has shared power to vote, or direct the disposition of, the shares held by this trust. The address for Ms. Oates-Fairrington and the two trusts is 555 Capitol Mall, Suite 900, Sacramento, CA 95814.
(14)Reported shares are based on a Schedule 13G filed by Davis Partnership, L.P. with the SEC on February 13, 2025 disclosing that it held sole voting power over 1,511,500 shares and sole dispositive power over 1,511,500 shares, beneficially owning in the aggregate 1,511,500 shares. As indicated on the aforementioned Schedule 13G, the address for Davis Partnership, L.P. is 3 Harbor Drive, Suite 301, Sausalito, CA 94965.
(15)Reported shares are based on a Schedule 13G filed by BlackRock, Inc. with the SEC on November 8, 2024 disclosing that it held sole voting power over 1,286,205 shares and sole dispositive power over 1,314,844 shares, beneficially owning in the aggregate 1,314,844 shares. As indicated on the aforementioned Schedule 13G, the address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(16)Reported shares are based on a Schedule 13G filed by T. Rowe Price Investment Management, Inc. with the SEC on November 14, 2024 disclosing that it held sole voting power over 2,026,039 shares and sole dispositive power over 2,026,039 shares, beneficially owning in the aggregate 2,026,039 shares. As indicated on the aforementioned Schedule 13G, the address for T. Rowe Price Investment Management, Inc. is 101 E. Pratt Street, Baltimore, MD 21201.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors, and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.
Based solely on its review of the copies of the reports it has received, and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with Section 16(a) filing requirements for transactions in our common stock during the year ended December 31, 2025, except for one report on Form 4 filed by Lydia A. Ramirez in June 2025 to report the sale of shares of the Company’s common stock in one transaction. The reporting of this transaction was delayed by one day due to an administrative oversight.

OTHER INFORMATION
Transactions with Related Parties
Transactions by us or the Bank with related parties are subject to formal written policies that are designed to ensure compliance with regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act, which govern certain transactions between the Bank and its affiliates, and Regulation O, which governs certain extensions of credit by the Bank to directors, executive officers, principal shareholders, and their related interests. Any related party transactions, other than loans, must be approved by our Audit Committee.
Our board of directors adopted a written policy that complies with all applicable requirements concerning related party transactions, including those of the SEC and Nasdaq. Transactions that are determined to be related party transactions in accordance with our policy are referred to the board of directors for approval. In determining whether to approve a related party transaction, the board of directors considers, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the consistency of the transaction with regulatory expectations, and the potential violations of other corporate policies.
The following is a description of each transaction since January 1, 2024 in which:
•We have been or are to be a participant;
•the amount involved exceeds or will exceed $120,000; and
•any of our directors, executive officers, or beneficial holders of more than 5% of our common stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.
Ordinary Banking Relationships
Certain of our officers, directors, and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with, the Bank, us, or our affiliates in the ordinary course of business. These transactions include deposits, loans, and other financial services-related transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than the normal risk of collectability or present other features unfavorable to us.
As of December 31, 2025, we had approximately $13.9 million of loans outstanding to directors, executive officers, and principal shareholders of the Bank and the Company and their immediate family members and affiliates, and we had $0.6 million of unfunded loan commitments to these persons. Of the loans outstanding, no amount was cash secured or 100% guaranteed by the Small Business Administration. As of December 31, 2025, no related party loans were categorized as nonaccrual, past due, restructured, or potential problem loans.
We expect to continue to enter into transactions in the ordinary course of business on similar terms with our directors, executive officers, and principal shareholders, as well as their immediate family members and affiliates.
2024 Underwritten Public Offering
On March 28, 2024, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc., as representative of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), to issue and sell 3,450,000 shares of common stock, plus up to an additional 517,500 shares pursuant to a 30-day option to purchase additional shares granted to the Underwriters by the Company, in an underwritten public offering at a public offering price of $21.75 per share (the “2024 Public Offering”). On April 2, 2024, the Company closed the 2024 Public Offering and issued 3,450,000 shares of its common stock.
The following table summarizes purchases by certain of our related parties of shares of common stock in the 2024 Public Offering at the public offering price and on the same terms as all other investors participating in the 2024 Public Offering.

Name	Number of Shares	Aggregate Purchase Price
Larry E. Allbaugh and affiliated entities(1)	137,931	$2,999,999
Robert T. Perry-Smith(2)	80,460	1,750,005
Shannon Deary-Bell(2)	13,793	299,998
Kevin F. Ramos(2)	13,793	299,998

(1)Mr. Allbaugh serves on our board of directors and is a principal shareholder. Consists of: (i) 114,943 shares purchased for a total of $2,500,010 by the Oates Administrative Trust, for which Mr. Allbaugh, along with Ms. Oates-Fairrington and Mr. Oates, who are two of our principal shareholders, serves as trustee; and (ii) 22,988 shares purchased for a total of $499,989 by the Larry and Laura Allbaugh Living Trust, dated November 5, 1997, for which Mr. Allbaugh and his wife serve as trustees.
(2)Mr. Perry-Smith, Ms. Deary-Bell, and Mr. Ramos serve on our board of directors.
Other Transactions
Our compensation for certain of our executive officers is described in the section entitled “Executive Compensation,” and we compensate our directors for the services they provide as described in the section entitled “Director Compensation.”
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers or for persons controlling us under any of the foregoing provisions, in the opinion of the SEC, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations, including, but not limited to, section 18(k) of the Federal Deposit Insurance Act and implementing regulations of the FDIC. For more information, see the section entitled “Executive Compensation—Limitation of Liability and Indemnification.”
Shareholder Communications
The Company encourages shareholder communications to the board of directors and/or individual directors. Shareholders who wish to communicate with the board of directors or an individual director should send their communications to the care of the Corporate Secretary, Five Star Bancorp, 3100 Zinfandel Drive, Suite 100, Rancho Cordova, CA 95670. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee. All other communications should be sent to the attention of the Chairperson of the Governance and Nominating Committee.

FIVE STAR BANCORP

VOTE

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2026 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of 10 Directors to serve until the next annual meeting and their successors are elected and qualified:

	For	Withhold		For	Withhold		For	Withhold
01 - Larry E. Allbaugh	☐	☐	02 - James E. Beckwith	☐	☐	03 - Shannon Deary-Bell	☐	☐
04 - Warren P. Kashiwagi	☐	☐	05 - Donna L. Lucas	☐	☐	06 - David F. Nickum	☐	☐
07 - Robert T. Perry-Smith	☐	☐	08 - Kevin F. Ramos	☐	☐	09 - Randall E. Reynoso	☐	☐
10 - Judson T. Riggs	☐	☐						

3. Attend to any other business properly presented at the meeting.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

049VFA

2026 Annual Meeting Admission Ticket

2026 Annual Meeting of FIVE STAR BANCORP Shareholders

May 21, 2026, 3:30 p.m. Pacific Time
The Sutter Club
1220 9th Street, Sacramento, CA 95814

Upon arrival, please present this admission ticket and photo identification at the registration desk.

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Proxy — FIVE STAR BANCORP

Notice of 2026 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 21, 2026

Shelley R. Wetton is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of FIVE STAR BANCORP to be held on May 21, 2026 at 3:30 p.m. Pacific Time or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of each listed nominee to the Board of Directors and FOR item 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

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Meeting Attendance
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